UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OFS Credit Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-2875487
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

10 S. Wacker Drive, Suite 2500, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-220794

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of OFS Credit Company, Inc. (the “Company”).  The description of the shares of common stock contained in the section entitled “Description of Capital Structure” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-220794), filed with the Securities and Exchange Commission on October 4, 2017 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

3.1        Form of Amended and Restated Certificate of Incorporation**

3.2        Form of Bylaws*

4.1        Form of Common Stock Certificate of OFS Credit Company, Inc.**

*	Incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form N-2 (File No. 333-220794), filed on June 22, 2018.

**	Incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form N-2 (File No. 333-220794), filed on August 9, 2018.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 2018

OFS Credit Company, Inc.
By: /s/ Bilal Rashid
Name: Bilal Rashid
Title: Chief Executive Officer